Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CyberOptics Corporation

Minneapolis, Minnesota

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-230209, File No. 333-211553, File No. 333-183296, File No. 333-176196, and File No. 333-103310) of CyberOptics Corporation of our report dated March 12, 2021, relating to the consolidated financial statements of CyberOptics Corporation which appears in this Form 10-K.

/s/BDO USA, LLP

Minneapolis, Minnesota

March 12, 2021